CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Myercom, Inc. (formerly Marin
 Technologies, Inc.) of our report dated September 17, 2000, relating to the June 30, 2000 financial statements of Marin Technologies, Inc. which appears in such Prospectus. We also consent to the reference to our Firm under the heading "Experts".




THURMAN, SHAW & CO., L.C.
Bountiful, Utah
February 21, 2002